                                                                    EXHIBIT 99.1

        Wells Fargo & Company Tax Advantage and Retirement Plan and Trust

     Complete Amendment and Restatement Generally Effective January 1, 1987


This document constitutes an amendment and restatement of the Wells Fargo & Company Incentive and Savings Plan, established effective January 1, 1971, as renamed the Wells Fargo & Company Tax Advantage Plan effective January 1, 1984, and as subsequently renamed the Wells Fargo & Company Tax Advantage and Retirement Plan ("Plan") effective January 1, 1991. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k). Appendix A to this Plan and Trust identifies plans that have been merged into the Plan during the period January 1, 1987 through December 31, 1994.

The Plan, as set forth in this document, is hereby amended and restated generally effective as of January 1, 1987. This document supersedes the document as previously amended and restated effective as of January 1, 1991. The provisions relating to the Trustee as set forth in this document, are generally effective January 1, 1991 and constitute the trust agreement which is entered into by and between Wells Fargo & Company and Wells Fargo Bank, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

The purpose of this amendment and restatement is to establish a document to govern the period January 1, 1987 through December 31, 1994 for submission to the Internal Revenue Service as part of the Determination Letter application process.

Date:                    , 19           Wells Fargo & Company
      -------------------    --
                                        By:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

Date:                    , 19           Wells Fargo Bank, National Association
      -------------------    --
                                        By:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

Date:                    , 19           Wells Fargo Bank, National Association
      -------------------    --
                                        By:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                TABLE OF CONTENTS


1    DEFINITIONS......................................................  1

2    ELIGIBILITY...................................................... 11
     2.1       Eligibility............................................ 11
     2.2       Ineligible Employees................................... 11
     2.3       Ineligible or Former Participants...................... 11

3    PARTICIPANT CONTRIBUTIONS........................................ 12
     3.1       Pre-Tax Contribution Election.......................... 12
     3.2       After-Tax Contribution Election........................ 12
     3.3       Changing a Pre-Tax Contribution Election............... 12
     3.4       Revoking and Resuming a Pre-Tax Contribution Election.. 12
     3.5       Contribution Percentage Limits......................... 13
     3.6       Refunds When Contribution Dollar Limit Exceeded........ 13
     3.7       Timing, Posting and Tax Considerations................. 14

4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS............................. 15
     4.1       Rollovers.............................................. 15
     4.2       Transfers From Other Qualified Plans................... 15

5    EMPLOYER CONTRIBUTIONS........................................... 16
     5.1       Company Match Contributions............................ 16
     5.2       Company Plus Contributions............................. 17
     5.3       Retirement Contributions............................... 18

6    ACCOUNTING....................................................... 20
     6.1       Individual Participant Accounting...................... 20
     6.2       Sweep Account is Transaction Account................... 20
     6.3       Trade Date Accounting and Investment Cycle............. 20
     6.4       Accounting for Investment Funds........................ 20
     6.5       Payment of Fees and Expenses........................... 21
     6.6       Accounting for Participant Loans....................... 21
     6.7       Error Correction....................................... 21
     6.8       Special Accounting During Conversion Period............ 22
     6.9       Accounts for QDRO Beneficiaries........................ 22

7    INVESTMENT FUNDS AND ELECTIONS................................... 23
     7.1       Investment Funds....................................... 23
     7.2       Investment Fund Elections.............................. 23
     7.3       Responsibility for Investment Choice................... 23
     7.4       Default if No Election................................. 24
     7.5       Timing................................................. 24
     7.6       Investment Fund Election Change Fees................... 24

8    VESTING & FORFEITURES............................................ 25
     8.1       Fully Vested Contribution Accounts..................... 25
     8.2       Full Vesting upon Certain Events....................... 25


                                       2


     8.3       Special Provisions Related to Employees of Wells Fargo
               Ag Credit.............................................. 25
     8.4       Vesting Schedule....................................... 25
     8.5       Forfeitures............................................ 26
     8.6       Rehired Employees...................................... 26
     8.7       Special Provisions Related to Restoration of Retirement
               Account Forfeitures Regarding Rehired Employees Prior
               to January 1, 1991..................................... 27
     8.8       Special Provisions Related
               to Rehired Employees of Predecessor Employers.......... 27

9    PARTICIPANT LOANS................................................ 28
     9.1       Participant Loans Permitted............................ 28
     9.2       Loan Application, Note and Security.................... 28
     9.3       Spousal Consent........................................ 28
     9.4       Loan Approval.......................................... 28
     9.5       Loan Funding Limits.................................... 28
     9.6       Maximum Number of Loans................................ 29
     9.7       Source and Timing of Loan Funding...................... 29
     9.8       Interest Rate.......................................... 29
     9.9       Repayment.............................................. 30
     9.10      Repayment Hierarchy.................................... 30
     9.11      Repayment Suspension................................... 30
     9.12      Loan Default........................................... 30
     9.13      Call Feature........................................... 31

10   IN-SERVICE WITHDRAWALS........................................... 32
     10.1      In-Service Withdrawals Permitted....................... 32
     10.2      In-Service Withdrawal Application and Notice........... 32
     10.3      Spousal Consent........................................ 32
     10.4      In-Service Withdrawal Approval......................... 32
     10.5      Minimum Amount, Payment Form and Medium................ 33
     10.6      Source and Timing of In-Service Withdrawal Funding..... 33
     10.7      Hardship Withdrawals................................... 33
     10.8      After-Tax Account Withdrawals.......................... 35
     10.9      Rollover Account Withdrawals........................... 36
     10.10     Over Age 59 1/2 Withdrawals............................ 36
     10.11     Terminally Disabled Withdrawals........................ 37

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS............................... 38
     11.1      Benefit Information, Notices and Election.............. 38
     11.2      Spousal Consent........................................ 39
     11.3      Payment Form and Medium................................ 39
     11.4      Failure to Elect a Payment Form........................ 40
     11.5      Distribution of Small Amounts.......................... 40
     11.6      Source and Timing of Distribution Funding.............. 40
     11.7      Deemed Distribution.................................... 41
     11.8      Latest Commencement Permitted.......................... 41
     11.9      Payment Within Life Expectancy......................... 41
     11.10     Incidental Benefit Rule................................ 41
     11.11     Payment to Beneficiary................................. 42
     11.12     Beneficiary Designation................................ 42


                                       3

     11.13     QJSA and QPSA Information and Elections ............... 43

12   ADP AND ACP TESTS................................................ 45
     12.1      Contribution Limitation Definitions.................... 45
     12.2      ADP and ACP Tests...................................... 48
     12.3      Correction of ADP and ACP Tests........................ 48
     12.4      Multiple Use Test...................................... 49
     12.5      Correction of Multiple Use Test........................ 49
     12.6      Adjustment for Investment Gain or Loss................. 49
     12.7      Testing Responsibilities and Required Records.......... 50
     12.8      Separate Testing....................................... 50

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS..................... 51
     13.1      "Annual Addition" Defined.............................. 51
     13.2      Maximum Annual Addition................................ 51
     13.3      Avoiding an Excess Annual Addition..................... 51
     13.4      Correcting an Excess Annual Addition................... 51
     13.5      Correcting a Multiple Plan Excess...................... 52
     13.6      "Defined Benefit Fraction" Defined..................... 52
     13.7      "Defined Contribution Fraction" Defined................ 53
     13.8      Combined Plan Limits and Correction.................... 53

14   TOP HEAVY RULES.................................................. 54
     14.1      Top Heavy Definitions.................................. 54
     14.2      Special Contributions.................................. 55
     14.3      Special Vesting........................................ 56
     14.4      Adjustment to Combined Limits for Different Plans...... 56

15   PLAN ADMINISTRATION.............................................. 57
     15.1      Plan Delineates Authority and Responsibility........... 57
     15.2      Fiduciary Standards.................................... 57
     15.3      Company is ERISA Plan Administrator.................... 57
     15.4      Administrator Duties................................... 57
     15.5      Advisors May be Retained............................... 58
     15.6      Delegation of Administrator Duties..................... 58
     15.7      Committee Operating Rules.............................. 58

16   MANAGEMENT OF INVESTMENTS........................................ 59
     16.1      Trust Agreement........................................ 59
     16.2      Investment Funds....................................... 59
     16.3      Authority to Hold Cash................................. 60
     16.4      Trustee to Act Upon Instructions....................... 60
     16.5      Administrator Has Right to
               Vote Registered Investment Company Shares.............. 60
     16.6      Custom Fund Investment Management ..................... 60
     16.7      Authority to Segregate Assets.......................... 61
     16.8      Maximum Permitted Investment in Company Stock.......... 61
     16.9      Purchases and Sales of Company Stock................... 61
     16.10     Participants Have Right to Vote Company Stock.......... 62


                                       4

     16.11     Registration and Disclosure for Company Stock.......... 62

17   TRUST ADMINISTRATION............................................. 63
     17.1      Trustee to Construe Trust.............................. 63
     17.2      Trustee To Act As Owner of Trust Assets................ 63
     17.3      United States Indicia of Ownership..................... 63
     17.4      Tax Withholding and Payment............................ 64
     17.5      Trust Accounting....................................... 64
     17.6      Valuation of Certain Assets............................ 64
     17.7      Legal Counsel.......................................... 65
     17.8      Fees and Expenses...................................... 65
     17.9      Trustee Duties and Limitations......................... 65

18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION................ 66
     18.1      Plan Does Not Affect Employment Rights................. 66
     18.2      Limited Return of Contributions........................ 66
     18.3      Assignment and Alienation.............................. 66
     18.4      Facility of Payment.................................... 67
     18.5      Reallocation of Lost Participant's Accounts............ 67
     18.6      Claims Procedure....................................... 67
     18.7      Construction........................................... 68
     18.8      Jurisdiction and Severability.......................... 68
     18.9      Indemnification by Employer............................ 68

19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION.................. 69
     19.1      Amendment.............................................. 69
     19.2      Merger................................................. 69
     19.3      Divestitures........................................... 70
     19.4      Plan Termination....................................... 70
     19.5      Amendment and Termination Procedures................... 70
     19.6      Termination of Employer's Participation................ 71
     19.7      Replacement of the Trustee............................. 71
     19.8      Final Settlement and Accounting of Trustee............. 72

APPENDIX A - HISTORY OF THE PLAN...................................... 73

APPENDIX B - TRANSFER OF ASSETS....................................... 75

APPENDIX C - ACCOUNTING............................................... 77

APPENDIX D - IN-SERVICE WITHDRAWALS................................... 79

APPENDIX E - DISTRIBUTIONS............................................ 82

APPENDIX F - MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS............. 94

APPENDIX G - AMENDMENT................................................ 98

1        DEFINITIONS

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan and amounts transferred from predecessor plans as set forth in Appendix B:

                   (a) "Pre-Tax Account".  An account created to hold
                       Pre-Tax Contributions.

                   (b) "After-Tax Account". An account created to hold After-Tax
                       Contributions.

                   (c) "Rollover Account". An account created to hold Rollover
                       Contributions.

                   (d) "Company Match Account". An account created to hold
                       Company Match Contributions.

                   (e) "Company Plus Account". An account created to hold
                       Company Plus Contributions.

                   (f) "Retirement Account". An account created to hold
                       Retirement Contributions.

                   (g) "Prior Plan Account". An account created to hold Prior
                       Plan Contributions.

         1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

         1.3 "Adjusted Service Date". A date equal to an Employee's hire date or as that date may be adjusted as a result of an Employee's termination of employment with all Related Companies and reemployment with a Related Company.

         1.4 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

         1.5 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

         1.6 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

         1.7 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

         1.8 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.9 "Committee". The committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

         1.10 "Company". Wells Fargo & Company or any successor by merger, purchase or otherwise.

         1.11 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

         1.12 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457.

                   For purposes of determining benefits under this Plan for Plan Years beginning on or after January 1, 1989, Compensation is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of determining benefits under this Plan for Plan Years beginning on or after January 1, 1994, Compensation is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

                   For purposes of the preceding sentences, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and
                   (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

                   For the purpose of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

         1.13 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants'

                   Accounts, as described in Section 1.1.

                   Specific types of contributions include:

                   (a) "Pre-Tax Contribution". An amount contributed by the Employer on an eligible Participant's behalf in conjunction with a Participant's Code section 401(k) salary deferral election.

                   (b) "After-Tax Contribution". An amount contributed by an eligible Participant on an after-tax basis. Effective October 1, 1994, an amount previously contributed by an eligible Participant on an after-tax basis under former Plan provisions, which continue to be accounted for in the Plan.

                   (c) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

                   (d) "Company Match Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                   (e) "Company Plus Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant.

                   (f) "Retirement Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant plus additional transition Contributions for certain eligible Participants, and including amounts for disabled participants which were prior to January 1, 1991 included as Company Plus Contributions.

                   (g) "Prior Plan Contribution". An amount previously contributed by the Employer on an eligible Participant's behalf under former Plan provisions, which continue to be accounted for in the Plan.

         1.14 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as indexed for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include
                   (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

         1.15 "Conversion Period". The period of converting the prior accounting system of the Plan and Trust, if such Plan and Trust were in existence prior to the Effective Date, or the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

         1.16 "Direct Rollover". Effective January 1, 1993, a payment from the Plan to an Eligible Retirement Plan specified by a Distributee.

         1.17 "Disability Pay". The rate of Pay being earned just prior to becoming a Disabled Crocker Participant or a Disabled Wells Fargo Participant, except that effective August 1, 1994, if a Disabled Crocker Participant or Disabled Wells Fargo Participant returns to employment while still considered a Disabled Crocker Participant or Disabled Wells Fargo Participant, Disability Pay shall be his or her Pay.

         1.18 "Disabled". An inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, such determination to be made by the Administrator in its sole discretion.

         1.19 "Disabled Crocker Participant". An individual who (1) is deemed to be an Employee, (2) became disabled under the terms of the Crocker National Bank Long-Term Disability Plan prior to June 1,1986, (3) was a participant as of May 30, 1986 in the Crocker National Bank Pension Plan and who was entitled to continued benefit accruals on account of "qualified disability" as defined under such plan, and (4) is receiving benefits on and after June 1, 1986 under either the Crocker National Bank Long-Term Disability Plan or the Wells Fargo & Company Long-Term Disability Plan.

         1.20 "Disabled Wells Fargo Participant". For periods prior to July 1, 1994, an individual who (1) is deemed to be an Employee,
                   (2) became Disabled on or after completion of a 10 year Period of Employment and (3) is receiving benefits under the Wells Fargo & Company Long-Term Disability Plan.

                   For periods on or after July 1, 1994, an individual who (1) is deemed to be an Employee, (2) has completed a 10 year Period of Employment before July

                   1, 1994 and (3) receives benefits under the Wells Fargo & Company Long-Term Disability Plan for a disability incurred prior to July 1, 1994.

         1.21 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

         1.22 "Effective Date". The date upon which the provisions of this document become effective. This date is January 1, 1987, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.23 "Eligible Employee". An Employee of an Employer who is compensated on a salaried or full-commission basis and on its U.S. payroll, except any Employee who is treated as an Employee because he or she is a Leased Employee and except that with regard to the Wells Fargo & Company Tax Advantage Plan, prior to January 1, 1991, "Eligible Employee" excluded any non-resident Employee who elected not to participate in the plan

         1.24 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.25 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.26      "Employee".  An individual who is:

                   (a) a common-law employee of any Related Company and for whom any income for such employment is subject to withholding of federal income taxes, or

                   (b)   a Leased Employee.

         1.27 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

         1.28 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.29 "Execution Date". The date on which this Plan and Trust document, as amended and restated, is executed.

         1.30 "Forfeiture Account". An account holding amounts forfeited by Participants who have left the Employer, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator.

         1.31 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

         1.32 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

         1.33 "Investment Fund" or "Fund". An investment fund as described in Section 16.2.

         1.34 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

         1.35 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

                   (a)   was authorized by a Related Company; or

                   (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.36 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

         1.37 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

         1.38 "Normal Retirement Date". The date of a Participant's 65th birthday.

         1.39 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.40 "Parental Leave". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

         1.41 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution) and Participant loans. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

         1.42 "Pay". All amounts paid to an Eligible Employee by an Employer while a Participant during the current period as (1) base salary or wage (which includes vacation pay, salary continuance pay, sick pay and supplemental short term disability pay) and (2) effective January 1, 1989, performance awards under the Basic Incentive Pay Plan and except that for purposes of Company Match, Company Plus and Retirement Contributions, Pay shall exclude performance awards under the Basic Incentive Pay Plan to the extent that Pay would otherwise exceed $100,000.

                   Effective January 1, 1992, all amounts paid to an Eligible Employee by an Employer while a Participant during the current period as (1) base salary or wage (which includes vacation pay, salary continuance pay, sick pay and supplemental short term disability pay) and (2) performance awards (which includes awards under the Basic, Management and Executive Incentive Pay Plans, discretionary bonuses and monetary awards from incentive plans, but which excludes awards in which the amount to be paid in cash is determined first and then the taxable amount of the award is grossed up to include applicable taxes), but only to the extent that inclusion of performance awards does not cause Pay to exceed $100,000. Notwithstanding, performance awards (other than awards under the Basic Incentive Pay Plan) earned before 1992, but paid in 1992, shall be excluded.

                   Effective January 1, 1989, solely for purposes of computing the amount of Company Match, Company Plus and Retirement Contributions, in the case of a Participant who is on an unpaid Leave of Absence solely for the purpose of attending United States Military Reserve Duty, "Pay" includes an amount equal to the first two weeks of the Participant's military pay for such attendance.

                   Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3). For Plan Years beginning on or after January 1, 1989, Pay is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. Pay is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year effective for Plan Years beginning on or after January 1, 1994.

                   For purposes of the Contributions described in Section 5.2 and 5.3, the limitations as described in the third paragraph of Section 1.12 shall also apply.

         1.43 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason unless he or she is on a Leave of Absence. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

                   Period of Employment includes the period prior to a Break in Service.

                   An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company, pursuant to the provisions of Section 19, directs that credit for such service be granted or prior to January 1, 1991, to the extent provided in Actions of Officers executed by the Company's executive officers, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

         1.44 "Plan". The Wells Fargo & Company Tax Advantage Plan as subsequently restated and renamed effective January 1, 1991, the Wells Fargo & Company Tax Advantage and Retirement Plan set forth in this document, as from time to time amended. This Plan is a continuation of the plans set forth in Appendix A, which plans were merged into this Plan on or after January 1, 1987.

         1.45 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

         1.46 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.47 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o) and except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 414(h)" shall be substituted for the preceding reference to "within the meaning of Code sections 414(b), (c), (m) or (o)".

         1.48 "Settlement Date". Effective January 1, 1991, the date on which the transactions from the most recent Trade Date are settled. Effective July 1, 1992, for each Trade Date, the Trustee's next business day.

                   Prior to January 1, 1991, corresponding provisions in the predecessor plans shall govern.

         1.49 "Spousal Consent". The irrevocable written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a notary public or, prior to January 1, 1991, the Committee. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

         1.50 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

         1.51 "Sweep Account". Effective January 1, 1991, the subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

         1.52 "Sweep Date". Effective January 1, 1991, the cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

         1.53 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d) and with regard to an Employee who is an NHCE, Disability Pay.

         1.54 "Terminally Disabled". Effective January 1, 1992, an illness to an Employee which has been diagnosed to result in a life expectancy of 24 months or less from the time of diagnosis and for which medical evidence has been provided to the Administrator which satisfies the criteria of the Wells Fargo & Company Long-Term Disability Plan (but without regard to having satisfied the time frame necessary to receive long-term disability benefits) and except that effective August 1, 1994, "12 months or less" shall be substituted for the preceding reference to "24 months or less".

         1.55 "Trade Date". Effective January 1, 1991, each day the Investment Funds are valued, which is the last business day of the month. Effective July 1, 1992, each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

         1.56 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

         1.57      "Trustee".  Wells Fargo Bank, National Association.

         1.58      "Year of Vesting Service".  A 12 month Period of Employment.

                   Years of Vesting Service shall include service credited prior to January 1, 1971.

2        ELIGIBILITY

         2.1       Eligibility

                   All Participants as of January 1, 1987 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a 12 month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences.

         2.2       Ineligible Employees

                   If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the date on which he or she is an Eligible Employee.

         2.3       Ineligible or Former Participants

                   A Participant may not make or share in Plan Contributions, nor be eligible for a new Plan loan unless he or she is an Employee and has completed the eligibility requirements as described in Section 2.1, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3        PARTICIPANT CONTRIBUTIONS

         3.1       Pre-Tax Contribution Election

                   Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

         3.2       After-Tax Contribution Election

                   Upon becoming a Participant, an Eligible Employee may elect quarterly to make After-Tax Contributions to the Plan by check in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this
                   Section 3. The election shall be made in such manner and with such advance notice as prescribed by the Administrator.

                   Effective October 1, 1994 After-Tax Contributions are no longer permitted.

         3.3       Changing a Pre-Tax Contribution Election

                   A Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such Pre-Tax Contribution election shall be effective with the first payroll paid after such date. Prior to January 1, 1991, such Pre-Tax Contribution elections were made or modified only during such election periods as determined by the Committee and took effect the month the election was made. Participants' Pre-Tax Contribution election percentages shall automatically apply to Pay increases or decreases.

         3.4       Revoking and Resuming a Pre-Tax Contribution Election

                   A Participant may revoke his or her Pre-Tax Contribution election at the same time in which a Participant may change his or her Pre-Tax Contribution election in such manner and with such advance notice as prescribed by the Administrator, and such Pre-Tax Contribution revocation shall be effective with the first payroll paid after such date. Prior to January 1, 1991, a Pre-Tax Contribution revocation became effective the first day of the first pay period commencing at least thirty days after the date the notice of revocation was filed with the Committee (or such shorter period as the Committee specified).

                   A Participant may resume Pre-Tax Contributions by making a new Pre-Tax Contribution election at the same time in which a Participant may change his or her Pre-Tax Contribution election in such manner and with such advance notice as prescribed by the Administrator, and such Pre-Tax Contribution election shall be effective at the same time in which a change in his or her election would take effect.

         3.5       Contribution Percentage Limits

                   The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust document, the separate minimum, if applicable, and maximum Pre-Tax and After-Tax Contribution percentages, and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish, in writing, any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Sections 12.2 and 12.4. As of January 1, 1991, the maximum Contribution percentages, unless otherwise restricted to satisfy the tests described in
                   Section 12.2 and 12.4, are:

                                                  HIGHLY
                          CONTRIBUTION          COMPENSATED          ALL OTHER
                              TYPE               EMPLOYEES          PARTICIPANTS
                              ----               ---------          ------------
                            Pre-Tax                 10%                 10%
                           After-Tax                10%                 10%

                   Effective October 1, 1994, the maximum After-Tax Contribution percentage is 0%.


                   Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.6       Refunds When Contribution Dollar Limit Exceeded

                   A Participant who makes Pre-Tax Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

         3.7       Timing, Posting and Tax Considerations

                   Participants' Pre-Tax Contributions may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Pre-Tax Contributions shall be treated as Employer Contributions in determining tax deductions under Code section 404(a).

                   Participants' After-Tax Contributions may only be made by check. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account as soon as reasonably practicable following receipt by the Employer.

4        ROLLOVERS & TRUST-TO-TRUST TRANSFERS

         4.1       Rollovers

                   The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, attributable to a distribution from a plan qualified under Code sections 401(a) or 403(a), directly from an Eligible Employee, or effective January 1, 1993, as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

                   If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

         4.2       Transfers From Other Qualified Plans

                   The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan, provided that a transfer should not be directed if any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

                   The Trustee may refuse the receipt of any transfer if:

                   (a)   the Trustee finds the in-kind assets unacceptable; or

                   (b) instructions for posting amounts to Participants' Accounts are incomplete.

                   Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

                   Prior to January 1, 1991, the Wells Fargo and Company Tax Advantage Plan did not accept amounts not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417.

5        EMPLOYER CONTRIBUTIONS

         5.1       Company Match Contributions

                   (a) Frequency and Eligibility. Subject to Section 5.1 (c), for each payroll period for which Participants' Contributions are made, the Employer shall make Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the payroll period and who as of the beginning of the payroll period had completed a three year Period of Employment without interruption by an intervening one year period of absence from employment and except that effective July 1, 1994, the preceding reference to "and who as of the beginning of the payroll period had completed a three year Period of Employment without interruption by an intervening one year period of absence from employment" shall no longer apply.

                         The Employer shall also make Company Match
                         Contributions on behalf of each Participant who is otherwise eligible, but who did not contribute during the payroll period because he or she had taken a leave of absence solely for the purpose of attending United States Military Reserve Duty. For this purpose, the Participant shall be treated, during the duration of such leave, but not in excess of two weeks, as if he or she were contributing an amount as in effect when such leave commenced.

                   (b) Allocation Method. The Company Match Contributions (including any Forfeiture Account amounts applied as Company Match Contributions in accordance with Section 8.5) for each payroll period shall total 100% of each eligible Participant's Pre-Tax Contributions for the payroll period , provided that no Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 4% of his or her Pay. The Employer may change the 100% matching rate or the 4% of considered Pay to any other percentages, including 0%, by amending the Plan and notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the payroll period for which the new percentages apply.

                         Effective July 1, 1994, the Company Match Contributions (including any Forfeiture Account amounts applied as Company Match Contributions in accordance with Section 8.5) for each payroll period shall be equal to a percentage of each eligible Participant's Pre-Tax Contributions for the payroll period as set forth below, provided that no Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 4% of his or her Pay.

                             YEARS OF                       PERCENTAGE




                                       21


                         VESTING SERVICE                   MATCHING RATE
                         ---------------                   -------------
                           Less than 3                          50%
                            3 or more                          100%

                The Employer may change the 50% and 100% matching rates or the 4% of considered Pay to any other percentages, including 0%, by amending the Plan and notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the payroll period for which the new percentages apply.

                   (c)Timing, Medium and Posting. The Employer shall make each payroll period's Company Match Contribution in cash as soon as is feasible, and for the purpose of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Company Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Account.

5.2Company Plus Contributions

                         (a)Frequency and Eligibility. Subject to Section 5.2
(c), for each payroll period, the Employer shall make a Company Plus Contribution on behalf of each Participant who was an Eligible Employee at any time during the payroll period, except that effective July 1, 1994, "on behalf of each Participant with an Adjusted Service Date of on or before December 31, 1991, who is less than 100% vested in his or her Retirement Account as of the beginning of the payroll period and who was an Eligible Employee at any time during the payroll period" shall be substituted for the preceding reference to "on behalf of each Participant who was an Eligible Employee at any time during the payroll period".

                         (b)Allocation Method. The Company Plus Contribution
(including any Forfeiture Account amounts applied as Company Plus Contributions in accordance with Section 8.5) for each payroll period, shall be equal to 2% of each eligible Participant's Pay.

                         (c)Timing, Medium and Posting. The Employer shall make
each payroll period's Company Plus Contribution in cash as soon as is feasible, and for the purpose of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Company Plus Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Plus Account.

5.3Retirement Contributions

                   (a) Frequency and Eligibility. Subject to Section 5.3 (c), for each payroll period, the Employer shall make a Retirement Contribution on behalf of each Participant who was either an Eligible Employee, a Disabled Crocker Participant or a Disabled Wells Fargo Participant at any time during the payroll period. Effective for payroll periods prior to January 1, 1991, with regard to a Disabled Crocker Participant or a Disabled Wells Fargo Participant, this Contribution was considered a Company Plus Contribution.

                   (b) Allocation Method. The Retirement Contribution (including any Forfeiture Account amounts applied as Retirement Contributions in accordance with Section 8.5) for each payroll period, shall be equal to 4% of each eligible Participant's Pay or Disability Pay plus, for certain eligible Participants, an additional amount as described in the following paragraph, and except that effective July 1, 1994, "6% of each eligible Participant's Pay or 4% of each eligible Participant's Disability Pay," shall be substituted for the preceding reference to "4% of each eligible Participant's Pay or Disability Pay" for an eligible Participant with an Adjusted Service Date of after December 31, 1991 or an eligible Participant with an Adjusted Service Date of on or before December 31, 1991 and who is 100% vested in his or her Retirement Account at the beginning of the payroll period.

                         A transition contribution shall be contributed for each eligible Participant who was an Eligible Employee at any time during the payroll period, who was born before January 2, 1940 and after January 1, 1920 and who on January 1,1985 was a participant in the Wells Fargo & Company Retirement Plan (a defined benefit pension plan terminated effective December 31, 1984) and had a least a five year Period of Employment at that time as follows:

                                   IF BIRTH DATE IS:
                                                                        ADDITIONAL
                              AFTER             AND BEFORE            PERCENTAGE OF
                           JANUARY 1 OF:       JANUARY 2 OF:        RETIREMENT PAY IS:
                           ------------        ------------         -----------------
                               1938                 1940                    .5%
                               1936                 1938                   1.0%
                               1934                 1936                   1.5%
                               1932                 1934                   2.0%
                               1930                 1932                   2.5%
                               1928                 1930                   3.0%
                               1926                 1928                   3.5%
                               1924                 1926                   4.0%
                               1922                 1924                   4.5%
                               1920                 1922                   5.0%

                         Notwithstanding the above, effective for payroll periods prior to January 1, 1988, a transition contribution was not made on behalf of such an eligible Participant for any payroll period commencing on or after the date he or she attained the age of 65.

                   (c) Timing, Medium and Posting. The Employer shall make each payroll period's Retirement Contribution in cash as soon as is feasible, and for the purpose of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Retirement Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Retirement Account.

6        ACCOUNTING

         Accounting provisions in effect prior to January 1, 1991 are as set forth in Appendix C.

         6.1       Individual Participant Accounting

                   The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2       Sweep Account is Transaction Account

                   All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

         6.3       Trade Date Accounting and Investment Cycle

                   Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.4       Accounting for Investment Funds

                   Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.5       Payment of Fees and Expenses

                   Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture

                   Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

                   (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                   (b) Transaction: Transaction fees and expenses, may include but are not limited to, installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                   (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

                   The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.6       Accounting for Participant Loans

                   Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.7       Error Correction

                   The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Employer Contribution Account, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

         6.8       Special Accounting During Conversion Period

                   The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

         6.9       Accounts for QDRO Beneficiaries

                   A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

                   (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form permissible under Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

                   (b) Participant Loans. An alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

                   (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7        INVESTMENT FUNDS AND ELECTIONS

         7.1       Investment Funds

                   Except for Participants' Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, in writing, subject to the terms and conditions agreed to with the Trustee without the necessity of amending this Plan and Trust.

         7.2       Investment Fund Elections

                   Each Participant shall direct the investment of all of his or her Contribution Accounts. Effective February 1991, a Participant shall direct the investment of all of his or her Contribution Accounts except for any portion of such Accounts invested in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose.

                   A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

                   The Administrator may set a maximum percentage and prior to January 1, 1991, a minimum percentage, of the total election that a Participant may direct into any specific Investment Fund, which maximum and minimum may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

                   Prior to January 1, 1991, the Wells Fargo & Company Tax Advantage Plan and the Wells Fargo & Company Retirement Plan set a minimum percentage of 5% of the total election that a Participant may direct into any specific Investment Fund and required that a Participant's percentage elections into any specific Investment Fund be made in multiples of 5%.

         7.3       Responsibility for Investment Choice

                   Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.4       Default if No Election

                   The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment

                   Fund and for which no valid investment election is on file. Effective January 1, 1991, the Investment Fund specified may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

         7.5       Timing

                   A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

         7.6       Investment Fund Election Change Fees

                   A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8        VESTING & FORFEITURES

         8.1       Fully Vested Contribution Accounts

                   A Participant shall be fully vested in these Accounts at all times:

                            Pre-Tax Account
                            After-Tax Account
                            Rollover Account
                            Company Match Account
                            Company Plus Account
                            Prior Plan Account

         8.2       Full Vesting upon Certain Events

                   A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her death and effective January 1, 1992, once he or she is determined to be Terminally Disabled as an Employee.

         8.3       Special Provisions Related to Employees of Wells Fargo Ag
                   Credit

                   Pursuant to an agreement between the Company and First Bank National Association, Wells Fargo Ag Credit was merged into First Bank National Association effective as of April 30, 1991. Effective April 30, 1991, a Participant who was an Employee of Wells Fargo Ag Credit on such date became fully vested in his or her entire Account if not otherwise fully vested.
         8.4       Vesting Schedule

                   In addition to the vesting provided above, a Participant's Retirement Account shall become vested in accordance with the following schedule:

                                                                      VESTED
                           YEARS OF VESTING SERVICE                 PERCENTAGE
                           ------------------------                 ----------
                                 Less than 3                            0%
                              3 but less than 4                         20%
                              4 but less than 5                         40%
                              5 but less than 6                         60%
                              6 but less than 7                         80%
                                  7 or more                            100%

                   Notwithstanding the above, 30% shall be substituted for the preceding reference to 20% for any Participant who has three but less than four Years of Vesting Service as of December 31, 1991.

                   If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

         8.5       Forfeitures

                   A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account, which shall be invested in interest bearing deposits of the Trustee. Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses, and to reduce Company Match, Company Plus and Retirement Contributions as directed by the Administrator.

         8.6       Rehired Employees

                   (a) Service. If a former Employee is rehired, all Periods of Employment credited prior to his or her termination of employment shall be counted in determining his or her vested interest.

                   (b) Account Restoration. If a former Employee is rehired on or after January 1, 1991, and before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. If his or her rehire date is before January 1, 1995, the amount restored shall not include any interest. If his or her rehire date is on or after January 1, 1995, the amount restored shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is determined. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                            V% times (AB + D) - D

                         where:

                         V% = current vested percentage
                         AB = current account balance
                         D = amount previously distributed

         8.7 Special Provisions Related to Restoration of Retirement Account Forfeitures Regarding Rehired Employees Prior to January 1, 1991

                   If a former Employee is rehired prior to January 1, 1991, with regard to amounts forfeited under the Wells Fargo & Company Retirement Plan prior to such date of rehire, he or she shall be reinstated in the amount of such forfeiture (at its Value immediately prior to forfeiture) if he or she: (i) resumes employment prior to incurring a Break in Service, and (ii) repays a cash amount equal to the amount, if any, of his or her prior distribution, and (iii) makes such repayment not later than the end of the five year period beginning with his or her resumption of employment.

         8.8 Special Provisions Related to Rehired Employees of Predecessor Employers

                   Special provisions related to rehired employees of predecessor employers are as set forth in Appendix E for plans of acquired companies that merged into this Plan on or after January 1, 1987 as set forth in Appendix A. The provisions as set forth in Appendix E are in effect through December 31, 1990 for amounts forfeited under such plans. Effective January 1, 1991, the provisions of Section 8.6 shall apply for amounts forfeited under such plans.

9        PARTICIPANT LOANS

         9.1       Participant Loans Permitted

                   Effective January 1, 1991, loans to Participants are permitted pursuant to the terms and conditions set forth in Sections 9.2 (except the first sentence thereof), 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 to the extent transferred to this Plan from the Citizens Bank of Costa Mesa Profit Sharing Plan.

                   Effective July 1, 1992, loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

         9.2       Loan Application, Note and Security

                   A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made (and to the extent provided in Section 9.9, by payroll deduction), and the Plan shall have a lien on this portion of his or her Account.

         9.3       Spousal Consent

                   A Participant is required to obtain Spousal Consent within the 90 day period ending on the date the loan is secured in order to take out a loan under the Plan. Effective August 1, 1994 a Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

         9.4       Loan Approval

                   The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5       Loan Funding Limits

                   The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed:

                   (a) Plan Minimum Limit. The minimum amount for any loan is $500.

                   (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested, except effective, February 1991, for any portion of such Accounts invested in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose:

                               Pre-Tax Account

                               Prior Plan Account
                               Company Match Account
                               Rollover Account
                               After-Tax Account

                   (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

         9.6       Maximum Number of Loans

                   A Participant may have a maximum of two loans outstanding at any given time.

         9.7       Source and Timing of Loan Funding

                   A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund, except, effective February 1991, for his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose, as of the Trade Date on which the loan is processed.

                   Loans will be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8       Interest Rate

                   The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of July 1, 1992, the interest rate is equal to the Trustee's prime rate plus 2% and may be changed by the Administrator from time to time, in writing, without the necessity of amending this Plan and Trust document.

                   Notwithstanding the above, the interest rate charged on Participant loans transferred to this Plan from the Citizens Bank of Costa Mesa Profit Sharing Plan shall be the interest rate as in effect on the date of transfer.

         9.9       Repayment

                   Substantially level amortization shall be required of each loan with payments made at least monthly. Loans shall be repaid through payroll deduction during any period the Participant is eligible for payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 4 years. However, the term may be for any period not to exceed 10 years if the purpose of the loan is to acquire the Participant's principal residence.

                   Notwithstanding the above, the repayment period for Participant loans transferred to this Plan from the Citizens Bank of Costa Mesa Profit Sharing Plan shall be the repayment period as in effect on the date of transfer.

         9.10      Repayment Hierarchy

                   Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new Contributions.

         9.11      Repayment Suspension

                   With regard to Participant loans transferred to this Plan from the Citizens Bank of Costa Mesa Profit Sharing Plan,the Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12      Loan Default

                   A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

                   In the event of default, the Administrator will direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

                   A Participant shall not be eligible for a new loan from the Plan for five years from the date of the default.

         9.13      Call Feature

                   The Administrator will call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10       IN-SERVICE WITHDRAWALS

         In-service withdrawal provisions in effect prior to January 1, 1991 are as set forth in Appendix D.

         10.1      In-Service Withdrawals Permitted

                   In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as set forth in Section 11, except that the provisions of Section 10.11 are effective January 1, 1992.

         10.2      In-Service Withdrawal Application and Notice

                   A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided withdrawal information to include the notice prescribed by Code section 402(f).

                   If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence as soon as administratively possible, if:

                   (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such withdrawal information to consider his or her withdrawal options; and

                   (b) the Participant after receiving such withdrawal information, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3      Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan other than for an in-service withdrawal under Section 10.11.

         10.4      In-Service Withdrawal Approval

                   The Administrator, or the Trustee if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5      Minimum Amount, Payment Form and Medium

                   There is no minimum amount for any type of withdrawal.

                   For withdrawals made after December 31, 1992, with regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

                   The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash except that with regard to an in-service withdrawal under Section 10.11, the provisions of Sections 11.3, 11.4 and 11.13 shall apply.

         10.6      Source and Timing of In-Service Withdrawal Funding

                   An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts and, effective January 1, 1991, will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the in-service withdrawal is processed, which excludes his or her Loan Account balance and effective February 1991, his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose .

                   In-Service withdrawals will be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         10.7      Hardship Withdrawals

                   (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need, which amount effective January 1, 1992, may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Demonstrated as Necessary" to satisfy the financial need will be approved.

                   (b) "Deemed Financial Need". Financial commitments relating to:

                         (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or effective January 1, 1992, to be incurred) by the Employee, his or her spouse or dependents;

                         (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                         (3) the payment of unreimbursable tuition for the next quarter or semester of post-secondary education for the Employee, his or her spouse or dependents and except that 1) effective January 1, 1992, "unreimbursable tuition and related educational fees for up to the next 12 months" shall be substituted for the preceding reference to "unreimbursable tuition for the next quarter or semester" and 2) effective January 1, 1995, related educational fees shall include room and board ;

                         (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                         (5) any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

                   (c) "Demonstrated Financial Need". A determination by the Administrator that a severe financial hardship to the Participant has resulted from:

                         (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

                         (2) the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

                         (3)   some other similar extraordinary and
                               unforeseeable circumstances arising as a result of events beyond the control of the Employee.

                   (d) "Demonstrated as Necessary". A withdrawal is "demonstrated as necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

                         (1) receiving any reimbursement or compensation from insurance or otherwise;

                         (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

                         (3) ceasing all of his or her contributions to this Plan;

                         (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies and any other employer; and

                         (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

                   (e) Account Sources for Withdrawal. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except effective February 1991, for the portion of such Accounts attributable to his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose:

                               Rollover Account
                               Prior Plan Account
                               Company Match Account
                               Company Plus Account
                               Pre-Tax Account

                         The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Account after December 31, 1988.

                         The amount that may be withdrawn from a Participant's Company Plus Account is limited to Contributions and earnings held by that Account as of December 31, 1988.

                   (f) Permitted Frequency. There is no restriction on the number of hardship withdrawals permitted to a Participant. Effective July 1, 1992, the maximum number of hardship withdrawals permitted to a Participant on or after July 1, 1992 is one.

                   (g) Suspension from Further Contributions. Effective January 1, 1992, upon making a hardship withdrawal for the reason set forth in Section 10.7(b)(4) or due to financial burden as defined by the Administrator, a Participant may not make additional Pre-Tax Contributions for a period of six months from the date the withdrawal payment is made.

         10.8      After-Tax Account Withdrawals

                   (a) Requirements. A Participant who is an Employee may withdraw up to the entire balance from his or her After-Tax Account, except effective February 1991, for the portion of such Account attributable to his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose.

                   (b) Permitted Frequency. The maximum number of After-Tax Account withdrawals permitted to a Participant in any six-month period is one.

                   (c) Suspension from Further Contributions. An After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.9      Rollover Account Withdrawals

                   (a) Requirements. A Participant who is an Employee may withdraw up to the entire balance from his or her Rollover Account, except effective February 1991, for the portion of such Account attributable to his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose.

                   (b) Permitted Frequency. The maximum number of Rollover Account withdrawals permitted to a Participant in any six-month period is one.

                   (c) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.10     Over Age 59 1/2 Withdrawals

                   (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

                   (b) Account Sources for Withdrawal. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except effective February 1991, for the portion of such Accounts attributable to his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose, with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                              Rollover Account
                              Pre-Tax Account
                              Prior Plan Account
                              Company Match Account
                              Company Plus Account
                              After-Tax Account

                         A Participant's Retirement Account may also be included as an Account source for withdrawal for a Participant who is an Employee and over age 70 1/2.

                   (c) Permitted Frequency. The maximum number of over age 59 1/2 withdrawals permitted to a Participant in any six-month period is one.

                   (d) Suspension from Further Contributions. An over age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.11     Terminally Disabled Withdrawals

                   (a) Requirements. A Participant who is an Employee and determined to be Terminally Disabled may withdraw from the Accounts listed in paragraph (b) below.

                   (b) Account Sources for Withdrawal. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except for the portion of such Accounts attributable to his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose:

                              After-Tax Account
                              Rollover Account
                              Pre-Tax Account
                              Prior Plan Account
                              Company Match Account
                              Company Plus Account
                              Retirement Account

                   (c) Permitted Frequency. The maximum number of Terminally Disabled withdrawals permitted to a Participant in any six-month period is one.

                   (d) Suspension from Further Contributions. A Terminally Disabled withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS

         Distribution provisions in effect prior to January 1, 1991 are as set forth in Appendix E.

         11.1      Benefit Information, Notices and Election

                   A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding optional times and forms of distribution available, including the notice prescribed by Code section 402(f). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, as set forth in Section 11.8.

                   Notwithstanding for purposes of this Section only, with regard to a Participant who terminated employment with the Company on February 1, 1992 as a result of the sale by the Company of one of its divisions to Nationwide Remittance Center and who immediately thereafter became an employee of Nationwide Remittance Center, the term Related Company shall include Nationwide Remittance Center. If the Administrator determines that the Plan will not be subject to disqualification as a result of making a distribution to such a Participant as a result of his or her termination of employment with all Related Companies, as such term is defined in Section 1, the provisions of this paragraph shall cease to apply.

                   Effective August 3, 1992, regarding each Participant as described in the preceding paragraph who on August 3, 1992 was an employee of Nationwide Remittance Center, his or her Account balance was transferred to the Massachusetts Mutual Insurance Company Prototype Flexinvest Profit-Sharing 401(k) Plan as sponsored by Nationwide Remittance Center and except that with regard to any portion of his or her Account balance attributable to his or her interest in the Real Estate Equity Fund, such amounts were transferred at such time as the amounts became available from the Real Estate Equity Fund.

                   If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence as soon as administratively possible, if:

                   (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such information to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution; and

                   (b) the Participant after receiving such information, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         11.2      Spousal Consent

                   A Participant is required to obtain Spousal Consent within the 90 day period ending on the date of the distribution in order to receive a distribution under the Plan.

         11.3      Payment Form and Medium

                   A Participant may elect to be paid in any of these forms, except that prior to January 1, 1995, the forms described in
                   (d) are only available to a Participant whose Account includes an amount transferred from the Citizens Bank of Costa Mesa Profit Sharing Plan:

                   (a)   a single sum, or

                   (b) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary, or

                   (c) a single life annuity or a joint and 50% or 100% survivor annuity, or

                   (d) a single life annuity with a 5-, 10- or 15-year term certain.

                   A Participant who commences payment of his or her benefit in the form of periodic installments may subsequently elect payment of the remainder of his or her benefit in the form of a single sum or an annuity as provided above.

                   A Beneficiary of a Participant who dies before payments have commenced in accordance with this Section, may elect payment of his or her benefit in the form of a single sum or a single life annuity. A Beneficiary of a Participant who dies after payments have commenced in accordance with this Section, will be paid his or her benefit in the form elected by the Participant, except that if such form was periodic installments, the Beneficiary may elect payment of the remainder of his or her benefit in the form of a single sum.

                   Any annuity option permitted will be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which will be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due. Any commissions or other fees and expenses charged by the insurance company shall be charged against and thus reduce the Participant's or Beneficiary's benefit.

                   Distributions other than annuity contracts shall be made in cash, except to the extent a distribution consists of a distribution of an offset amount as described in Section 9.13 (a loan call) and with regard to a single sum payment, except to the extent a Participant elects payment in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent of his or her Company Stock Fund balance.

                   For distributions made after December 31, 1992, with regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4      Failure to Elect a Payment Form

                   Unless a Participant elects otherwise as provided for in
                   Section 11.3, a married Participant's benefit shall be paid in the form of an immediate qualified joint and 50% survivor annuity with the Participant's spouse as the joint annuitant and a single Participant's or surviving spouse Beneficiary's benefit shall be paid in the form of a single life annuity.

                   Effective August 1, 1994, unless a Participant elects otherwise as provided for in Section 11.3, 1) with regard to a Participant's benefit attributable to his or her Retirement Account, a married Participant's Retirement Account benefit shall be paid in the form of an immediate qualified joint and 50% survivor annuity with the Participant's spouse as the joint annuitant and a single Participant's or surviving spouse Beneficiary's Retirement Account benefit shall be paid in the form of a single life annuity and 2) with regard to the remainder of a Participant's or surviving spouse Beneficiary's benefit, it shall be paid in periodic installments over a period not to exceed his or her life expectancy.

         11.5      Distribution of Small Amounts

                   If, at the time a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, the Participant's benefit will be paid as a single sum, without his or her consent, and if married, his or her spouse's consent, after his or her employment with all Related Companies ends in accordance with procedures prescribed by the Administrator.

         11.6      Source and Timing of Distribution Funding

                   A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund, except, effective February 1991, for his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose, as of the Trade Date on which the distribution is processed.

                   Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         11.7      Deemed Distribution

                   For purposes of Section 8.5, vested Account balances will be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

         11.8      Latest Commencement Permitted

                   In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

                   Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2 (whether or not he or she is an Employee), except that distribution for an Employee who was born before July 1, 1917 does not need to begin until his or her employment with all Related Companies ends. If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.5.

         11.9      Payment Within Life Expectancy

                   The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

         11.10     Incidental Benefit Rule

                   The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2 (or such later date as provided otherwise in Section 11), shall not be less than the quotient obtained by dividing (a) the

                   Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

         11.11     Payment to Beneficiary

                   Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                   (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                   (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                   (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

         11.12     Beneficiary Designation

                   Effective January 1, 1991, each Participant must complete a separate Beneficiary designation form for the Plan indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. Separate Beneficiary designation forms filed before January 1, 1991 for the Wells Fargo & Company Tax Advantage Plan and the Wells Fargo Retirement Plan are not effective after January 1, 1991.

                   The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                   (a)   Participant's surviving spouse,

                   (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation), or

                   (c)   Participant's estate.

                   Effective January 1, 1992, if no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                   (a)   Participant's surviving spouse,

                   (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation),

                   (c) Participant's Company sponsored life insurance beneficiary, or

                   (d)   Participant's estate.

         11.13     QJSA and QPSA Information and Elections

                   The following definitions, information and election rules shall apply to all Participants, except that effective August 1, 1994 the following definitions, information and election rules shall apply to Participants who have a Retirement Account and to any Participant who elects a life annuity option:

                   (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                   (b) "QJSA". A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balances at the Annuity Starting Date (less any commissions or other fees and expenses charged by the insurance company), payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime will be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balances at the Annuity Starting Date, (less any commissions or other fees and expenses charged by the insurance company) payable to the Participant in monthly payments for life.

                   (c) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity (except to the extent of any Loan Account balance), unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

                   (d) QJSA Information to a Participant. No less than 30 and no more than 90 days before the Annuity Starting Date, each Participant shall be given a written explanation of (1) the terms and conditions of the QJSA, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

                   (e) QJSA Election. A Participant may elect (and such election shall include Spousal Consent if married), at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

                   (f) QPSA Beneficiary Information to Participant. Upon becoming a Participant (and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35), each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) his or her ability to choose that the benefit be paid to a different Beneficiary, (3) the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

                   (g) QPSA Beneficiary Designation by Participant. A married Participant may designate (with Spousal Consent) a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of (1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which the

                         Participant attains age 35.

                   (h) QPSA Information to a Surviving Spouse. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of making this election, and (3) the right to revoke this election and the effect of this revocation.

                   (i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

12       ADP AND ACP TESTS

         12.1      Contribution Limitation Definitions

                   The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

                   (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                   (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                   (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

                   (f) "Contributions" shall include Company Match and for Plan Years beginning on or before January 1, 1994, After-Tax Contributions. In addition, Contributions may include Pre-Tax and Company Plus Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test,
                         (3) Company Plus Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59 1/2 or is determined to be Terminally Disabled and (4) Pre-Tax Contributions are necessary to meet the ACP Test Alternative Limitation (defined in Section 12.2 (b)) or the Multiple Use Test.

                   (g) "Deferrals" shall include Pre-Tax Contributions. In addition, Deferrals may include Company Plus Contributions, but only to the extent that

                         (1) the Employer elects to use them, (2) they are not used or counted in the ACP Test, and (3) such Contributions are fully vested when made and not withdrawable by an Employee before he or she attains age 59 1/2 or is determined to be Terminally Disabled.

                   (h) "Family Member". An Employee who is, at any time during the Plan Year or Lookback Year (as defined in this Section) , a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

                   (i) "HCE" or "Highly Compensated Employee". With respect to each Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                         (1) Was a more than 5% Owner at any time during the Lookback Year or Plan Year;

                         (2) Received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                         (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                         (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                         A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                         The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

                   (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                         (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

                         (2) If an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                         (3) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

                   (k) "Lookback Year". Pursuant to Code section 414(q), the Company elects as the Lookback Year the 12 months ending immediately prior to the start of the Plan Year.

                   (l) "Multiple Use Test". The test described in Section 12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

                   (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

         12.2      ADP and ACP Tests

                   For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

                   (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                   (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                         IF THE NHCE GROUP             THEN THE MAXIMUM HCE
                       AVERAGE PERCENTAGE IS:      GROUP AVERAGE PERCENTAGE IS:
                       ----------------------      ----------------------------
                            Less than 2%            2 times NHCE Group Average %
                              2% to 8%              NHCE Group Average % plus 2%
                            More than 8%           NA - Basic Limitation applies

         12.3      Correction of ADP and ACP Tests

                   If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

                   (a) ADP Correction. Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded (including amounts previously refunded because they exceeded the Contribution Dollar Limit) to the Participant in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation. Excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

                   (b) ACP Correction. Contributions shall, by the end of the next Plan Year, be refunded to the Participant in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation. For Plan Years beginning on or before January 1, 1994, the excess amounts shall first be taken from After-Tax Contributions and then from Company Match Contributions.

                   (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined and with regard to excess Contributions, allocated by type of Contribution, amounts shall then be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance), except, effective February 1991, for his or her interest in the Real Estate Equity Fund until such time as the Real Estate Equity Fund is no longer restricted for this purpose, as of the Trade Date on which the correction is made.

                   (d) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

         12.4      Multiple Use Test

                   If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                   (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

                   (b) the Alternative Limitation applied to the other NHCE Group percentage.

         12.5      Correction of Multiple Use Test

                   If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

         12.6      Adjustment for Investment Gain or Loss

                   Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7      Testing Responsibilities and Required Records

                   The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8      Separate Testing

                   (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the testing and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

                   (b) Collective Bargaining Units: For Plan Years beginning after December 31, 1992, the performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                   In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

         Correction of excess annual additions and combined plan limit provisions in effect prior to January 1, 1991 are as set forth in Appendix F.

         13.1      "Annual Addition" Defined

                   The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

                   Annual Additions shall not include the amount of any reimbursement of expenses incurred in the administration of the Plan.

         13.2      Maximum Annual Addition

                   The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A).

         13.3      Avoiding an Excess Annual Addition

                   If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4      Correcting an Excess Annual Addition

                   Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions and the remaining excess, if any, shall be forfeited by the Participant first to the extent of his or her Retirement Contributions, then Company Plus Contributions, then Company Match Contributions, then Pre-Tax Contributions and used to reduce subsequent Contributions as soon as is administratively feasible, except that forfeited Pre-Tax Contributions shall be returned to the Participant.

                   Effective August 1, 1994, the excess amount (adjusted to reflect investment gains) shall be corrected as follows:

                   (a) With regard to a Participant who is eligible to receive transition Retirement Contributions as set forth in
                         Section 5.3(b), excess amounts (adjusted to reflect investment gains) shall be forfeited (except that with regard to Pre-Tax Contributions such amounts shall be returned to the Participant) first to the extent of his or her Retirement Contributions, then Company Plus Contributions, then unmatched Pre-Tax Contributions, then matched Pre-Tax Contributions, then Company Match Contributions, except that for Plan Years beginning on or before January 1, 1994, the excess amount shall first be returned to the Participant to the extent of his or her After-Tax Contributions. Notwithstanding, to the extent Pre-Tax Contributions were matched, the applicable Company Match Contributions shall be forfeited in proportion to returned matched Pre-Tax Contributions. Forfeited amounts shall be used to reduce subsequent Contributions as soon as is administratively feasible.

                   (b) With regard to each other Participant, excess amounts (adjusted to reflect investment gains) shall be forfeited (except that with regard to Pre-Tax Contributions such amounts shall be returned to the Participant) first to the extent of his or her unmatched Pre-Tax Contributions, then matched Pre-Tax Contributions, then Company Match Contributions, then Company Plus Contributions and then Retirement Contributions, except that for Plan Years beginning on or before January 1, 1994, the excess amount shall first be returned to the Participant to the extent of his or her After-Tax Contributions. Notwithstanding, to the extent Pre-Tax Contributions were matched, the applicable Company Match Contributions shall be forfeited in proportion to returned match Pre-Tax Contributions. Forfeited amounts shall be used to reduce subsequent Contributions as soon as is administratively feasible.

         13.5      Correcting a Multiple Plan Excess

                   If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

         13.6      "Defined Benefit Fraction" Defined

                   The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                   (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

                   (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

         13.7      "Defined Contribution Fraction" Defined

                   The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

                   (a)   each Annual Addition is determined pursuant to the Code
                         section 415(c) rules in effect for such Plan Year, and

                   (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

         13.8      Combined Plan Limits and Correction

                   If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced. If after such reduction, the combined fraction still exceeds 1.0, the defined contribution Annual Addition shall be reduced to the extent necessary so that the combined fraction does not exceed 1.0, in the order and manner set forth in
                   Section 13.4.

14       TOP HEAVY RULES

         14.1      Top Heavy Definitions

                   When capitalized, the following words and phrases have the following meanings when used in this Section:

                   (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or
                         (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                   (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

                   (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                         (1)   an officer of a Related Company whose
                               Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                               NUMBER OF EMPLOYEES                    NUMBER OF
                             NOT EXCLUDED UNDER CODE                HIGHEST PAID
                                SECTION 414(q)(8)                 OFFICERS INCLUDED
                                -----------------                 -----------------
                                   Less than 30                           3
                                    30 to 500                   10% of the number of
                                                               Employees not excluded
                                                                 under Code section
                                                                      414(q)(8)
                                   More than 500                          50

                         (2)   a more than 5% Owner,

                         (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                         (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

                   (d)   "Plan Benefit". The sum as of the Determination Date of
                         (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

                   (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2      Special Contributions

                   (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax and Company Match Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

                   (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and Company Match Contributions) made to this Plan.

         14.3      Special Vesting

                   If the Plan becomes Top Heavy after the Effective Date, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

                           YEARS OF VESTING                   VESTED
                               SERVICE                      PERCENTAGE
                               -------                      ----------
                             Less than 2                        0%
                          2 but less than 3                     20%
                          3 but less than 4                     40%
                          4 but less than 5                     60%
                          5 but less than 6                     80%
                              6 or more                        100%

         14.4      Adjustment to Combined Limits for Different Plans

                   For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

15       PLAN ADMINISTRATION

         15.1      Plan Delineates Authority and Responsibility

                   Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

         15.2      Fiduciary Standards

                   Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of Participants and Beneficiaries and:

                   (a) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in conduct of an enterprise of a like character and with like aims; and

                   (b) for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan.

         15.3      Company is ERISA Plan Administrator

                   The Company is the plan administrator, within the meaning of ERISA section 3(16). The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

         15.4      Administrator Duties

                   The Administrator shall have the full discretionary authority to administer, interpret and construe this Plan, including discretionary authority to determine eligibility for participation and for benefits under the terms of the Plan, to appoint an investment manager within the meaning of ERISA section 3(38), to correct errors and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         15.5      Advisors May be Retained

                   The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties.

         15.6      Delegation of Administrator Duties

                   The Company, as Administrator may delegate its duties to a Committee or to any person or entity. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee or to any person or entity pursuant to Section 15.5 shall carry with it the full discretionary authority of the Administrator to complete such duties.

         15.7      Committee Operating Rules

                   (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

                   (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

                   (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16       MANAGEMENT OF INVESTMENTS

         Prior to January 1, 1991, the trust agreements with respect to the plans listed in Appendix A shall govern.

         16.1      Trust Agreement

                   All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

         16.2      Investment Funds

                   The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                   (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

                   (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

                   (c) individual equity and fixed income securities which are readily tradeable on the open market;

                   (d) guaranteed investment contracts issued by a bank or insurance company;

                   (e)   interest bearing deposits of the Trustee; and

                   (f)   Company Stock.

                   Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

         16.3      Authority to Hold Cash

                   The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

         16.4      Trustee to Act Upon Instructions

                   The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

         16.5      Administrator Has Right to Vote Registered Investment Company
                   Shares

                   The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

         16.6      Custom Fund Investment Management

                   The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                   A Custom Fund shall be subject to the following:

                   (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

                   (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a

                         Custom Fund is vested as provided otherwise in Section 16.

                   (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                   (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

         16.7      Authority to Segregate Assets

                   The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.8      Maximum Permitted Investment in Company Stock

                   If the Company provides for a Company Stock Fund the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

         16.9      Purchases and Sales of Company Stock

                   The Trustee may purchase Company Stock from the Company or on the open market. The price per share of Company Stock purchased by the Trustee from the Company shall be equal to the lower of (1) the average of the closing prices per share of Company Stock for the 20 consecutive trading days immediately preceding the date of the sale of Company Stock by the Company to the Trustee, or (2) the closing price per share of Company Stock for the last trading day immediately preceding the date of the sale of Company Stock by the Company to the Trustee. The New York Stock Exchange - Composite Tape shall be used in determining any closing price. No commission or other fee shall be charged on a purchase of Company Stock from the Company by the Trustee.

                   Dividends paid on Company Stock shall be automatically reinvested in Company Stock through participation in the full or partial dividend reinvestment program of the Wells Fargo & Company Dividend Reinvestment and Common Stock Purchase Plan. No commission or other fee shall be charged on such reinvestment through participation in the full or partial dividend reinvestment program of the Wells Fargo & Company Dividend Reinvestment and Common Stock Purchase Plan.

                   The Trustee may sell Company Stock to the Company or on the open market. The price per share of Company Stock sold by the Trustee to the Company shall be equal to the closing price per share of Company Stock for the last trading day immediately preceding the date of the sale of Company Stock by the Trustee to the Company. The New York Stock Exchange - Composite Tape shall be used in determining any closing price. No commission or other fee shall be charged on a sale of Company Stock to the Company by the Trustee.

                   The Trustee shall purchase or sell Company Stock on the open market only to the extent the Company does not offer to sell or purchase Company Stock as set forth above. The Trustee shall be responsible for selecting the broker to effect purchases and sales of Company Stock on the open market.

         16.10     Participants Have Right to Vote Company Stock

                   Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. The Company shall be responsible for distributing to each Participant or Beneficiary a copy of the proxy solicitation or other material relating to such vote and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote such shares in the manner indicated by the Participant or Beneficiary and informing each Participant or Beneficiary that a failure to instruct the Trustee with respect to how to vote any shares held on his or her behalf shall be regarded as an instruction not to vote the shares held on his or her behalf. Upon receipt of such instructions, the Trustee shall tabulate and act with respect to such shares as instructed. Shares for which no instructions are received from Participants or Beneficiaries shall not be voted. The Trustee shall hold any instructions it receives in confidence and shall not divulge or release specific information regarding such to any person, including officers of Employees of the Company, except to the extent required by law.

         16.11     Registration and Disclosure for Company Stock

                   The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17       TRUST ADMINISTRATION

         Prior to January 1, 1991, the trust agreements with respect to the plans listed in Appendix A shall govern.

         17.1      Trustee to Construe Trust

                   The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         17.2      Trustee To Act As Owner of Trust Assets

                   Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

                   (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

                   (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

                   (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

                   (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

         17.3      United States Indicia of Ownership

                   The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

         17.4      Tax Withholding and Payment

                   (a) Withholding. Effective for taxable distributions made on or before December 31, 1992 the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made. Effective for taxable distributions made after December 31, 1992, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

                   (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

         17.5      Trust Accounting

                   (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

                   (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

                   (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

         17.6      Valuation of Certain Assets

                   If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

         17.7      Legal Counsel

                   The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

         17.8      Fees and Expenses

                   The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6 provided however, that the Trustee has consulted with the Company before incurring fees and expenses of such counsel and advisors.

         17.9      Trustee Duties and Limitations

                   The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

                   The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

         18.1      Plan Does Not Affect Employment Rights

                   The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

         18.2      Limited Return of Contributions

                   Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

                   (a) such Contribution is made by reason of a mistake of fact;

                   (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

                   (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                   The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         18.3      Assignment and Alienation

                   As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                   (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

                   (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

         18.4      Facility of Payment

                   If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

         18.5      Reallocation of Lost Participant's Accounts

                   If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce subsequent Contributions as soon as administratively feasible or as otherwise provided in Section 8. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, and effective January 1, 1991, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional Employer Contribution or direct the Trustee to pay the amount from the Forfeiture Account.

         18.6      Claims Procedure

                   (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the full discretionary authority provided in this Plan, shall either approve or deny the claim.

                   (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim will include a written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

                   (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

                   (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                 Days to Respond
                         Action                                 From Last Action
                         ------                                 ----------------

                         Administrator determines benefit                     NA
                         Interested party files initial request          60 days
                         Administrator's initial decision                90 days
                         Interested party requests final review          60 days
                         Administrator's final decision                  60 days

                         However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

         18.7      Construction

                   Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

         18.8      Jurisdiction and Severability

                   The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

         18.9      Indemnification by Employer

                   The Employers hereby agree to indemnify the Administrator and any Employee to whom fiduciary duties are delegated against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the gross negligence or willful misconduct of such person. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this paragraph applies. The fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

         Amendment, merger, divestiture and termination provisions in effect prior to January 1, 1991, are as set forth in Appendix G.

         19.1      Amendment

                   Effective January 1, 1991, the board of directors of the Company (or an authorized committee of such board) reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). The Committee shall have the authority to adopt Plan and Trust amendments which have no material effect on the eligibility, participant contribution, employer contribution or vesting provisions of the Plan and which have no substantial adverse financial impact upon any Employer or the Plan. The Company's Personnel Director shall have the authority to adopt Plan and Trust amendments which are necessary to maintain the daily administrative operations of the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

                   (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

                   (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                   (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                   (d) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

         19.2      Merger

                   This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

         19.3      Divestitures

                   In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                   Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

         19.4      Plan Termination

                   The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in
                   Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee accrued to that date and not previously distributed or forfeited shall be fully vested. If no successor plan is established or maintained, lump sum distributions will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         19.5      Amendment and Termination Procedures

                   The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

                   (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

                   (b) The Company's Personnel Director may adopt any amendment within the scope of his or her authority provided under Section 19.1 in accordance with his or her normal procedures.

                   (c) The Committee may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

                   (d) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, in accordance with its normal procedures.

                   (e) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

                   (f) An original of the document setting forth any Change shall be provided to the Trustee.

                   (g) No Change affecting the Trustee in its role as Trustee under the Plan or in any other capacity shall become effective until the document setting forth any Change is accepted and signed by the Trustee (which acceptance and signature shall not unreasonably be withheld).

         19.6      Termination of Employer's Participation

                   Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Administrator. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery to the Administrator. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

         19.7      Replacement of the Trustee

                   The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

         19.8      Final Settlement and Accounting of Trustee

                   (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

                   (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

                   (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.